Securities and Exchange Commission

                           Washington, DC  20549

                                 Form 8-K

                              Current Report

                  Pursuant to Section 13 to 15(d) of the
                       Securities Exchange Act 1934


                       Date of Report April 1, 1996
                     (Date of earliest event reported)



                          CalEnergy Company, Inc.
          (Exact name of registrant as specified in its charter)



         Delaware                  1-9874               94-2213782
      (State of other     (Commission File            (IRS Employer
      jurisdiction of       Number)                   Identification No.)
      incorporation)


      302 South 36th Street, Suite 400,       Omaha, NE        68131
      (Address of principal executive offices)               Zip Code


    Registrant's Telephone Number, including area code:(402) 341-4500


                                    N/A


Item 5.  Other Events

      On April 1, 1996, the Registrant announced that it plans to form CalEnergy Capital Trust to offer securities not registered or required to be registered under the Securities Act of 1933. The Trust proposes to offer up to four million convertible preferred securities (TIDES) and to grant the intial purchasers an option to purchase an additional 480,000 TIDES to cover over-allotments. The TIDES will be convertible into the Registrant's common stock and the Registrant will own all of the common securities of the Trust. A copy of the press release issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.

      On April 2, 1996, the Registrant announced it received a credit rating upgrade on its senior unsecured debt to Ba2 from Ba3 from Moody's Investors Service, Inc. In addition, the Registrant announced that Standard & Poor's Corporation has placed CalEnergy on CreditWatch, with positive implications, with respect to CalEnergy's senior debt rating and subordinated debt rating. A copy of the press release issued by the Registrant is set forth as Exhibit 2 hereto and is incorporated herein by reference.

      On April 4, 1996, the Registrant announced that CalEnergy Capital Trust had sized and priced the proposed offering of TIDES which was previously reported on April 1, 1996. The Trust will issue 2,000,000 6 1/4% convertible preferred securities (TIDES) with a liquidation preference of $50 each and has granted to the initial purchasers an option to purchase up to an additional 240,000 TIDES to cover over-allotments. The assets of the Trust consist solely of CalEnergy's 6 1/4% Convertible Junior Subordinated Debentures due 2016. Each TIDES will be convertible at the option of the holder thereof at any time into 1.6738 shares of CalEnergy Common Stock (equivalent to a conversion price of $29.89 per share of CalEnergy Common Stock). A copy of the press release issued by the Registrant is set forth as Exhibit 3 hereto and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated April 1, 1996.
Exhibit 2 - Press Release dated April 2, 1996.
Exhibit 3 - Press Release dated April 4, 1996.


Dated: April 4, 1996

                                 SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CalEnergy Company, Inc.



                                    By: __/s/ Douglas L. Anderson__
                                             Douglas L. Anderson
                                             Assistant Secretary



Dated: April 4, 1996